UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Boulevard Building 3, Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 22, 2006, Omega Protein, Inc. (“OPI”), the principal operating subsidiary of Omega Protein Corporation (the “Company”), entered into a Lease Agreement (the “Lease”) with Beltway/290 Investors, L.P. The Lease provides for up to a 99 month term, commencing on June 1, 2006, for building space in which OPI plans to build a new technical center to further develop the Company’s OmegaPure® product line. The new technical center will be located in Houston, Texas. The average annual payments under the Lease, assuming that the Lease runs to its maximum term, will be approximately $136,000 per year. The Company has guaranteed OPI’s obligations under the Lease pursuant to a Lease Guaranty Agreement (“Guaranty”).

The foregoing description of the Lease and the Guaranty is qualified in its entirety by reference to the Lease and the Guaranty, respectively, which are incorporated herein by reference and attached hereto as Exhibits 10.1 and 10.2, respectively.

For additional information regarding the new technical center, please refer to the Company’s press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of business acquired

None.

(b) Pro Forma Financial Information

None.

(c) Shell Company Transactions

None.

(d) Exhibits

10.1	Lease Agreement between Beltway/290 Investors, L.P. and Omega Protein, Inc., dated as of March 22, 2006.

10.2	Lease Guaranty Agreement dated as of March 22, 2006 of Omega Protein Corporation.

99.1	Press Release of Omega Protein Corporation dated March 27, 2006 titled “Omega Protein to Build New Technical Center for Development of Omega 3 Fatty Acid Products”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: March 27, 2006.	/s/ John D. Held

John D. Held
Executive Vice President, General Counsel
and Secretary